UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 10, 2011
INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File Number)	04-3523891 (IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 10, 2011, the Board of Directors of Insulet Corporation (the “Company”) appointed Charles Liamos as Chief Operating Officer. Mr. Liamos, who is 51 years old, has served as a Director of the Company since 2005. Mr. Liamos has been associated with MedVenture Associates since 2006, first as the executive-in-residence and then as a partner in MedVenture Associates Management V Co., LLC, which is the general partner of MedVenture Associates V, L.P. and MedVenture Affiliates V, L.P. On behalf of MedVenture Associates, he currently serves on the board of directors of several privately-held companies. From 2005 to 2006, Mr. Liamos served as the president and chief executive officer of FoviOptics, a medical device company that focused on blood glucose monitoring. Before joining FoviOptics, Mr. Liamos served as the chief operating officer and chief financial officer of TheraSense, Inc. from 2001 to 2004, as its vice president and chief financial officer from 1999 to 2001, and as its director of finance and operations from 1998 to 1999. When Abbott Laboratories acquired TheraSense in 2004, Mr. Liamos was named group vice president of business operations for Abbott Diabetes Care, Inc., and served on the committee that integrated TheraSense into its new parent company. From 1995 to 1998, Mr. Liamos was the director of worldwide sourcing at LifeScan, Inc., a division of Johnson & Johnson. Mr. Liamos earned a Bachelor of Science from the University of Vermont and is a graduate of the General Electric Financial Management Program.
     There is no arrangement or understanding pursuant to which Mr. Liamos was selected as Chief Operating Officer and there are no family relationships between Mr. Liamos and the directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year and except as disclosed in the Company’s definitive proxy statement or annual report on Form 10-K, Mr. Liamos has not had any transactions (i) with the Company, (ii) with any of the Company’s directors, nominees for election as a director or executive officers, (iii) with any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities, or (iv) with any member of the immediate family of any of the foregoing persons in amounts greater than $120,000, nor is there contemplation of any such transactions.
     The Company provided Mr. Liamos with an offer letter (the “Offer Letter”) that provides, among other things, that Mr. Liamos will be paid an annual base salary of $350,000 and will participate in the Company’s executive bonus plan, Amended and Restated Executive Severance Plan and the other benefit plans in which the Company’s executives generally participate. It is expected that Mr. Liamos will relocate to New England, and the Offer Letter provides for reimbursement of temporary living expenses and relocation expenses. The Offer Letter also states that Mr. Liamos will be granted on his start date options to purchase 200,000 shares of the Company’s common stock and 100,000 restricted share units. Mr. Liamos will continue to serve on the Company’s Board of Directors. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Offer Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Charles Liamos and Insulet Corporation, dated January 10, 2011
99.1	Press Release dated January 10, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
January 10, 2011	By:	/s/ Brian Roberts
Chief Financial Officer